JOINT FILER INFORMATION

NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
                            New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
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ISSUER: The Wet Seal, Inc.
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DATE OF EVENT REQUIRING STATEMENT: September 19, 2008
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SIGNATURE:




/s/ Michael Zimmerman
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    Michael Zimmerman